Exhibit 99.1

Stanley Black & Decker Announces Board Leadership Changes and Appoints Shane M. O’Kelly as Director

•	Effective upon the retirement of Executive Chair Donald Allan Jr. on October 1, 2026, Independent director Debra Crew has been named Chair of the Board

•	Effective immediately, Crew will serve as Lead Independent Director until transitioning to Chair in October

•	In addition, Shane M. O’Kelly has been appointed member of the Board of Directors

New Britain, Conn., Jan. 26, 2026 – Stanley Black & Decker (NYSE: SWK), a global leader in tools and outdoor solutions, today announced updates to its Board of Directors, underscoring the Company’s ongoing commitment to best-in-class governance and forward-thinking leadership to drive operational excellence across the organization.

Effective October 1, 2026, upon the retirement of Donald Allan, Jr. who has served as Executive Chair of the Board since stepping down as CEO on October 1, 2025, Debra Crew, an independent director of Stanley Black & Decker, has been elected by the Company’s Board of Directors as Chair of the Board. The election of Crew to become the Chair of the Board upon Allan’s retirement is consistent with the Company’s previously disclosed intention to return to a non-executive Chair at the completion of Allan’s tenure.

In addition, effective immediately, Crew will assume the role of Lead Independent Director, succeeding Andrea Ayers, who currently holds this position. Ayers will continue to serve on the Board as an independent director until her retirement from the Board at the annual meeting of shareholders in April, following more than 11 years of distinguished service.

“I would like to thank Andrea for being a valued partner to me during my time as CEO of the Company and her exemplary leadership and significant contributions throughout her tenure, particularly during her time as Chair leading the Board through the transformation of Stanley Black & Decker,” said Allan.

Crew currently serves on the Compensation and Talent Development Committee and the Finance and Pension Committee. She has served as a Stanley Black & Decker director since December 2013.

Most recently, Crew led Diageo plc as Chief Executive Officer and board member from June 2023 to July 2025, following previous roles as Chief Operating Officer and President, North America and Global Supply. Her career also includes senior executive positions at Reynolds American, PepsiCo, Kraft Foods, Nestlé S.A., and Mars, Inc., and she began her professional journey as a captain in the United States Army.

“Debra’s leadership and profound industry expertise have been instrumental to Stanley Black & Decker,” said Allan. “Her extensive background in marketing, operations, and strategic leadership—paired with her global perspective—provides the Board with critical insights that drive innovation and support sustained growth.”

In addition, Stanley Black & Decker announced the appointment of Shane M. O’Kelly, President and Chief Executive Officer of Advance Auto Parts, Inc., to its Board of Directors, effective January 23, 2026. O’Kelly brings a wealth of expertise in driving both organic and inorganic growth, with deep experience in supply chain management, logistics, and distribution across both B2B and B2C sectors. O’Kelly will also serve as a member of the Board’s Compensation and Talent Development Committee and the Corporate Governance Committee.

“Shane’s exceptional expertise in customer-focused strategy and operational excellence will significantly enhance the strength and effectiveness of our Board,” said Allan. “We are confident that his leadership and vision will play a pivotal role as we drive forward our strategic priorities.”

O’Kelly has served as President and CEO of Advance Auto Parts, Inc. since September 2023. Previously, he was CEO of HD Supply, Inc., a subsidiary of The Home Depot, Inc., and served as CEO of PetroChoice Holdings, and A.H. Harris & Sons. O’Kelly began his career as an infantry officer in the U.S. Army, serving for seven years and earning Airborne and Ranger qualifications.

He holds an MBA from Harvard University and a Bachelor of Science in Mathematical Economics from the U.S. Military Academy at West Point.

About Stanley Black & Decker

Founded in 1843 and headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is a worldwide leader in Tools and Outdoor, operating manufacturing facilities globally. The Company’s approximately 48,000 employees produce innovative end-user inspired power tools, hand tools, storage, digital jobsite solutions, outdoor and lifestyle products, and engineered fasteners to support the world’s builders, tradespeople and DIYers. The Company’s world class portfolio of trusted brands includes DEWALT®, CRAFTSMAN®, STANLEY®, BLACK+DECKER®, and Cub Cadet®. To learn more visit: www.stanleyblackanddecker.com or follow Stanley Black & Decker on Facebook, Instagram, LinkedIn and X.

Investor Contact:

Michael Wherley

Vice President, Investor Relations

michael.wherley@sbdinc.com

Media Contact:

Debora Raymond

Vice President, Public Relations

debora.raymond@sbdinc.com

CAUTIONARY STATEMENT

CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements”. All such statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, the Company’s board succession plans, goals and areas of focus; any statements of the plans, strategies and objectives of management for future operations or financial performance; and any statements of assumptions underlying any of the foregoing. You are cautioned not to rely on these forward-looking statements, which are based on the Company’s current expectations and assumptions of future events. Each of the forward-looking statements involves risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that might cause actual results, performance and achievements to differ materially from forward-looking statements contained herein include, but are not limited to: changes in stakeholder expectations; changes in macroeconomic or geopolitical conditions; and those factors set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other filings with the SEC. The Company undertakes no obligation or intention to update or revise any forward-looking statements, whether because of future events or circumstances, new information or otherwise, except as required by law.